UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Northern Technologies International Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

January 15, 2015

The Annual Meeting of Stockholders of Northern Technologies International Corporation, a Delaware corporation, will be held at NTIC’s corporate executive offices located at 4201 Woodland Road, Circle Pines, Minnesota 55014, beginning at 4:00 p.m., Central Standard Time, on Thursday, January 15, 2015, for the following purposes:

1.	To elect seven persons to serve as directors until our next annual meeting of stockholders or until their respective successors are elected and qualified.

2.	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the accompanying proxy statement.

3.	To ratify the selection of Baker Tilly Virchow Krause, LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2015.

4.	To transact such other business as may properly come before the meeting or any adjournment of the meeting.

Only stockholders of record at the close of business on November 19, 2014 will be entitled to notice of, and to vote at, the meeting and any adjournments thereof.  A stockholder list will be available at our corporate offices beginning January 5, 2015 during normal business hours for examination by any stockholder registered on NTIC’s stock ledger as of the record date, November 19, 2014, for any purpose germane to the Annual Meeting.

We are pleased again this year to use the “Notice and Access” method of providing proxy materials to our stockholders via the Internet.  We believe that this process expedites your receipt of our proxy materials, lowers the costs of our Annual Meeting and reduces the environmental impact of our meeting.

By Order of the Board of Directors,

Matthew C. Wolsfeld Corporate Secretary

December 3, 2014
Circle Pines, Minnesota

Important:  Whether or not you expect to attend the meeting in person, please vote by the Internet or telephone, or request a paper proxy card to sign, date and return by mail so that your shares may be voted.  A prompt response is helpful and your cooperation is appreciated.

TABLE OF CONTENTS

Page

INTERNET AVAILABILITY OF PROXY MATERIALS	ii
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	1
Date, Time, Place and Purposes of Meeting	1
Who Can Vote	1
How You Can Vote	1
How Does the Board Recommend that You Vote	3
How You May Change Your Vote or Revoke Your Proxy	3
Quorum Requirement	3
Vote Required	3
Other Business	4
Procedures at the Annual Meeting	4
Householding of Annual Meeting Materials	4
Proxy Solicitation Costs	5
PROPOSAL ONE – ELECTION OF DIRECTORS	6
Number of Directors	6
Nominees for Director	6
Information about Current Directors and Board Nominees	6
Additional Information about Current Directors and Board Nominees	7
Board Recommendation	9
PROPOSAL TWO – ADVISORY VOTE ON EXECUTIVE COMPENSATION	10
Introduction	10
Board Recommendation	11
PROPOSAL THREE — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	12
Selection of Independent Registered Public Accounting Firm	12
Audit, Audit-Related, Tax and Other Fees	12
Audit Committee Pre-Approval Policies and Procedures	12
Board Recommendation	12
STOCK OWNERSHIP	13
Beneficial Ownership of Significant Stockholders and Management	13
Section 16(a) Beneficial Ownership Reporting Compliance	14
CORPORATE GOVERNANCE	15
Corporate Governance Guidelines	15
Board Leadership Structure	15
Director Independence	16
Board Meetings and Attendance	16
Board Committees	16
Audit Committee	17
Compensation Committee	19
Nominating and Corporate Governance Committee	20
Director Nominations Process	21
Board Oversight of Risk	23
Code of Ethics	23
Anti-Hedging and Pledging Policy	24
Policy Regarding Director Attendance at Annual Meetings of Stockholders	24
Complaint Procedures	24
Process Regarding Stockholder Communications with Board of Directors	24

i

Page

DIRECTOR COMPENSATION	25
Summary of Cash and Other Compensation	25
Non-Employee Director Compensation Program	26
Consulting Arrangement	27
Indemnification Agreements	28
EXECUTIVE COMPENSATION	29
Summary of Cash and Other Compensation	29
Our Executive Compensation Program	30
Outstanding Equity Awards at Fiscal Year End	33
Stock Incentive Plan	34
Post-Termination Severance and Change in Control Arrangements	35
Indemnification Agreements	37
RELATED PERSON RELATIONSHIPS AND TRANSACTIONS	38
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2016 ANNUAL MEETING OF STOCKHOLDERS	39
Stockholder Proposals for 2016 Annual Meeting	39
Director Nominations for 2016 Annual Meeting	39
COPIES OF FISCAL 2014 ANNUAL REPORT	40

________________

INTERNET AVAILABILITY OF PROXY MATERIALS
________________

Instead of mailing a printed copy of our proxy materials, including our Annual Report to Stockholders, to each stockholder of record, we have decided again this year to provide access to these materials in a fast and efficient manner via the Internet.  We believe that this process expedites your receipt of our proxy materials, lowers the costs of our Annual Meeting and reduces the environmental impact of our meeting.  On December 3, 2014, we began mailing a Notice of Internet Availability of Proxy Materials to stockholders of record as of November 19, 2014, and we posted our proxy materials on the website referenced in the Notice of Internet Availability of Proxy Materials (www.proxyvote.com).  As more fully described in the Notice of Internet Availability of Proxy Materials, stockholders may choose to access our proxy materials at www.proxyvote.com or may request proxy materials in printed or electronic form.  In addition, the Notice of Internet Availability of Proxy Materials and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.  For those who previously requested printed proxy materials or electronic materials on an ongoing basis, you will receive those materials as you requested.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on January 15, 2015:

The Notice of Annual Meeting of Stockholders and Proxy Statement and
Annual Report to Stockholders, including our Annual Report on Form 10-K for the fiscal year ended August 31, 2014, are available at www.proxyvote.com.

ii

4201 Woodland Road, Circle Pines, Minnesota 55014

___________________________________

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS
January 15, 2015
___________________________________
The Board of Directors of Northern Technologies International Corporation is soliciting your proxy for use at the 2015 Annual Meeting of Stockholders to be held on Thursday, January 15, 2015.  The Board of Directors expects to make available to our stockholders beginning on or about December 3, 2014 the Notice of Annual Meeting of Stockholders, this proxy statement and a form of proxy on the Internet or has sent these materials to stockholders of NTIC upon their request.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
________________

Date, Time, Place and Purposes of Meeting

The Annual Meeting of Stockholders of Northern Technologies International Corporation (sometimes referred to as “NTIC,” “we,” “our” or “us” in this proxy statement) will be held on Thursday, January 15, 2015, at 4:00 p.m., Central Standard Time, at the principal executive offices of Northern Technologies International Corporation located at 4201 Woodland Road, Circle Pines, Minnesota 55014, for the purposes set forth in the Notice of Annual Meeting of Stockholders.

Who Can Vote

Stockholders of record at the close of business on November 19, 2014 will be entitled to notice of and to vote at the meeting or any adjournment of the meeting.  As of that date, there were 4,521,883 shares of our common stock outstanding.  Each share of our common stock is entitled to one vote on each matter to be voted on at the Annual Meeting.  Stockholders are not entitled to cumulate voting rights.

How You Can Vote

Your vote is important.  Whether you hold shares directly as a stockholder of record or beneficially in “street name” (through a broker, bank or other nominee), you may vote your shares without attending the Annual Meeting.  You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker, bank or other nominee.

If you are a registered stockholder whose shares are registered in your name, you may vote your shares in person at the meeting or by one of the three following methods:

•
Vote by Internet, by going to the website address http://www.proxyvote.com and following the instructions for Internet voting shown on the Notice of Internet Availability of Proxy Materials or on your proxy card.

•	Vote by Telephone, by dialing 1-800-690-6903 and following the instructions for telephone voting shown on the Notice of Internet Availability of Proxy Materials or on your proxy card.

•	Vote by Proxy Card, by completing, signing, dating and mailing the enclosed proxy card in the envelope provided if you received a paper copy of these proxy materials.

If you vote by Internet or telephone, please do not mail your proxy card.

If your shares are held in “street name” (through a broker, bank or other nominee), you may receive a separate voting instruction form with this proxy statement or you may need to contact your broker, bank or other nominee to determine whether you will be able to vote electronically using the Internet or telephone.

The deadline for voting by telephone or by using the Internet is 11:59 p.m., Eastern Standard Time (10:59 p.m., Central Standard Time), on the day before the date of the Annual Meeting or any adjournments thereof.  Please see the Notice of Internet Availability of Proxy Materials, your proxy card or the information your bank, broker, or other holder of record provided to you for more information on your options for voting.

If you return your signed proxy card or use Internet or telephone voting before the Annual Meeting, the named proxies will vote your shares as you direct.  You have three choices on each matter to be voted on.

For the election of directors, you may:

•	Vote FOR all seven nominees for director,

•	WITHHOLD your vote from all seven nominees for director or

•	WITHHOLD your vote from one or more of the seven nominees for director.

For Proposal Two—Advisory Vote on Executive Compensation and Proposal Three—Ratification of Selection of Independent Registered Public Accounting Firm, you may:

•	Vote FOR the proposal,

•	Vote AGAINST the proposal or

•	ABSTAIN from voting on the proposal.

If you send in your proxy card or use Internet or telephone voting, but do not specify how you want to vote your shares, the proxies will vote your shares FOR all seven of the nominees for election to the Board of Directors in Proposal One—Election of Directors, FOR Proposal Two—Advisory Vote on Executive Compensation and FOR Proposal Three—Ratification of Selection of Independent Registered Public Accounting Firm.

How Does the Board Recommend that You Vote

The Board of Directors unanimously recommends that you vote:

•	FOR all seven of the nominees for election to the Board of Directors in Proposal One—Election of Directors;

•	FOR Proposal Two—Advisory Vote on Executive Compensation; and

•	FOR Proposal Three—Ratification of Selection of Independent Registered Public Accounting Firm.

How You May Change Your Vote or Revoke Your Proxy

If you are a stockholder whose shares are registered in your name, you may revoke your proxy at any time before it is voted by one of the following methods:

•
Submitting another proper proxy with a more recent date than that of the proxy first given by following the Internet or telephone voting instructions or completing, signing, dating and returning a proxy card to us;

•	Sending written notice of your revocation to our Corporate Secretary; or

•	Attending the Annual Meeting and voting by ballot.

Quorum Requirement

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority (2,260,942 shares) of the outstanding shares of our common stock as of the record date will constitute a quorum for the transaction of business at the Annual Meeting.  In general, shares of our common stock represented by proxies marked “For,” “Against,” “Abstain” or “Withheld” are counted in determining whether a quorum is present.  In addition, a “broker non-vote” is counted in determining whether a quorum is present.  A “broker non-vote” is a proxy returned by a broker on behalf of its beneficial owner customer that is not voted on a particular matter because voting instructions have not been received by the broker from the customer, and the broker has no discretionary authority to vote on behalf of such customer on such matter.

Vote Required

Proposal One—Election of Directors will be decided by the affirmative vote of a plurality of shares of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. A “plurality” for Proposal One means the individuals who receive the greatest number of votes cast “For” are elected as directors.

Proposal Two—Advisory Vote on Executive Compensation will be decided by the affirmative vote of a majority of shares of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Although this is a non-binding, advisory vote, the Compensation Committee and Board of Directors expect to take into account the outcome of the vote when considering future executive compensation decisions.

Proposal Three—Ratification of Selection of Independent Registered Public Accounting Firm will be decided by the affirmative vote of a majority of shares of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

If your shares are held in “street name” and you do not indicate how you wish to vote, your broker is permitted to exercise its discretion to vote your shares only on certain “routine” matters.  Proposal One—Election of Directors and Proposal Two—Advisory Vote on Executive Compensation are not “routine” matters.  Accordingly, if you do not direct your broker how to vote, your broker may not exercise discretion and may not vote your shares on either of these two proposals.  This is called a “broker non-vote” and although your shares will be considered to be represented by proxy at the meeting, they will not be considered to be shares “entitled to vote” at the meeting and will not be counted as having been voted on the applicable proposal.  Proposal Three—Ratification of Selection of Independent Registered Public Accounting Firm is a “routine” matter and, as such, your broker is permitted to exercise its discretion to vote your shares for or against the proposal in the absence of your instruction. Proxies marked “Withheld” on Proposal One—Election of Directors or “Abstain” on Proposal Two—Advisory Vote on Executive Compensation or Proposal Three—Ratification of Section of Independent Registered Public Accounting Firm will be counted in determining the total number of shares “entitled to vote” on such proposal and will have the effect of a vote “Against” a director or a proposal.

Other Business

Our management does not intend to present other items of business and knows of no items of business that are likely to be brought before the Annual Meeting, except those described in this proxy statement.  However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment on the matters.

Procedures at the Annual Meeting

The presiding officer at the Annual Meeting will determine how business at the meeting will be conducted.  Only matters brought before the Annual Meeting in accordance with our Bylaws will be considered.

Only a natural person present at the Annual Meeting who is either one of our stockholders, or is acting on behalf of one of our stockholders, may make a motion or second a motion.  A person acting on behalf of a stockholder must present a written statement executed by the stockholder or the duly authorized representative of the stockholder on whose behalf the person purports to act.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports.  This means that only one copy of this proxy statement or our Annual Report to Stockholders may have been sent to multiple stockholders in each household.  We will promptly deliver a separate copy of either document to any stockholder upon written or oral request to our Stockholder Information Department, Northern Technologies International Corporation, 4201 Woodland Road, Circle Pines, Minnesota 55014, telephone: (763) 225-6637.  Any stockholder who wants to receive separate copies of this proxy statement or our Annual Report to Stockholders in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the above address and phone number.

Proxy Solicitation Costs

The cost of soliciting proxies, including the preparation, assembly, electronic availability and mailing of proxies and soliciting material, as well as the cost of making available or forwarding this material to the beneficial owners of our common stock will be borne by NTIC.  Our directors, officers and regular employees may, without compensation other than their regular compensation, solicit proxies by telephone, e-mail, facsimile or personal conversation.  We may reimburse brokerage firms and others for expenses in making available or forwarding solicitation materials to the beneficial owners of our common stock.

PROPOSAL ONE – ELECTION OF DIRECTORS
________________

Number of Directors

Our Bylaws provide that the Board of Directors will consist of at least one member or such other number as may be determined by the Board of Directors from time to time or by the stockholders at an annual meeting.  The Board of Directors has fixed the number of directors at seven.

Nominees for Director

The Board of Directors has nominated the following seven individuals to serve as our directors until the next annual meeting of stockholders or until their successors are elected and qualified.  All of the nominees named below are current members of the Board of Directors.

• Barbara D. Colwell	• Ramani Narayan, Ph.D.
• Soo-Keong Koh	• Richard J. Nigon
• Sunggyu Lee, Ph.D.	• Konstantin von Falkenhausen
• G. Patrick Lynch

Proxies can only be voted for the number of persons named as nominees in this proxy statement, which is seven.

Information about Current Directors and Board Nominees

The following table sets forth as of November 25, 2014 the name, age and principal occupation of each current director and each individual who has been nominated by the Board of Directors to serve as a director of our company, as well as how long each individual has served as a director of NTIC.

Name	Age	Principal Occupation	Director Since
Barbara D. Colwell(1)(2)	69	Director of NTIC and Certain Other Companies and Organizations	2013
Soo-Keong Koh(2)	63	Managing Director of EcoSave Pte Ltd.	2008
Sunggyu Lee, Ph.D.(3)	62	Russ Ohio Research Scholar in Syngas Utilization and Professor of Chemical and Biomolecular Engineering at Ohio University	2004
G. Patrick Lynch	47	President and Chief Executive Officer of NTIC	2004
Ramani Narayan, Ph.D.	65	Distinguished Professor in the Department of Chemical Engineering & Materials Science at Michigan State University	2004
Richard J. Nigon(1)(2)(3)	66	Senior Vice President of Cedar Point Capital, Inc.	2010
Konstantin von Falkenhausen(1)(3)	47	Partner of B Capital Partners AG	2012
_________________________
(1)	Member of the Audit Committee
(2)	Member of the Nominating and Corporate Governance Committee
(3)	Member of the Compensation Committee

Additional Information about Current Directors and Board Nominees

The following paragraphs provide information about each current director and nominee for director, including all positions he or she holds, his or her principal occupation and business experience for the past five years, and the names of other publicly-held companies of which the director or nominee currently serves as a director or has served as a director during the past five years.  We believe that all of our directors and nominees display personal and professional integrity; satisfactory levels of education and/or business experience; broad-based business acumen; an appropriate level of understanding of our business and its industry and other industries relevant to our business; the ability and willingness to devote adequate time to the work of the Board of Directors and its committees; a fit of skills and personality with those of our other directors that helps build a board that is effective, collegial and responsive to the needs of our company; strategic thinking and a willingness to share ideas; a diversity of experiences, expertise and background; and the ability to represent the interests of all of our stockholders.  The information presented below regarding each director and nominee also sets forth specific experience, qualifications, attributes and skills that led the Board of Directors to the conclusion that such individual should serve as a director in light of our business and structure.

Barbara D. Colwell has been a director of NTIC since November 2013.  Ms. Colwell is a member of the board of directors or advisory board of several non-profit organizations and private and mutual companies, including most notably, the Publishers Clearing House, LLC, Mutual Trust Financial Group, WomenCorporateDirectors, IPTAR (Institute for Psychoanalytic Training and Research), the Belizean Grove and POBA: where the arts live.  We believe Ms. Colwell’s qualifications to sit on the Board of Directors include her current and prior experience on the boards of directors of other organizations and companies and, in particular, her experience serving on the audit committee, governance committee and compensation committee of Publishers Clearing House, LLC, as well as her experience serving on the audit committee and compensation committee of Mutual Trust Financial Group.

Soo-Keong Koh has been a director of NTIC since May 2008. Mr. Koh is the Managing Director of Ecosave Pte Ltd., a company whose business is focused on environmental biotech and energy conservation technologies, a position he has held since April 2007. From January 1986 to April 2007, Mr. Koh served as Chief Executive Officer and President of Toll Asia Pte Ltd formerly SembCorp Logistics Ltd (SembLog), a Singapore public listed company, which was acquired by Toll in May 2006. Mr. Koh has over 20 years of experience in the logistics industry. Mr. Koh holds a Bachelor of Engineering, a Master of Business Administration and a Postgraduate Diploma in Business Law from the University of Singapore (now known as the National University of Singapore).  We believe Mr. Koh’s qualifications to sit on the Board of Directors include his experience on other public company boards of directors and his significant executive experience with companies including those focused on environmental awareness, which has become a focus of NTIC during the past several years, especially in light of NTIC’s Natur-Tec® bioplastics business.  Mr. Koh’s previous board of director experience is helpful in guiding NTIC with respect to corporate governance matters, particularly in his role as Chair of the Nominating and Corporate Governance Committee.  Additionally, Mr. Koh has specific executive experience with companies located in Asia, which is where several of NTIC’s joint ventures are located.

Sunggyu Lee, Ph.D. was elected a director of NTIC in January 2004.  Dr. Lee is Russ Ohio Research Scholar in Syngas Utilization and Professor of Chemical and Biomolecular Engineering, Ohio University, Athens, Ohio.  Previously, he held positions of Professor of Chemical and Biologic Engineering, Missouri University of Science and Technology, Rolla, Missouri from 2005 to 2010, C.W. LaPierre Professor and Chairman of Chemical Engineering at University of Missouri-Columbia from 1997 to 2005, and Robert Iredell Professor and Head of Chemical Engineering Department at the University of Akron, Akron, Ohio from 1988 to1996.  He has authored 12 books and over 550 archival publications and received 35 U.S. patents in a variety of chemical and polymer processes and products. He is currently serving as Editor of Encyclopedia of Chemical Processing, Taylor & Francis, New York, New York and also as Book Series Editor of Green Chemistry and Chemical Engineering, CRC Press, Boca Raton, Florida.  Throughout his career, he has served as consultant and technical advisor to a number of national and international companies in the fields of polymers, petrochemicals and energy.  He received his Ph.D. from Case Western Reserve University, Cleveland, Ohio in 1980.  We believe Dr. Lee’s qualifications to sit on the Board of Directors include his significant technical and industrial expertise with chemical and polymer processes and products.  Such expertise is particularly with respect to assessing and operating NTIC’s Natur-Tec® bioplastics business.

G. Patrick Lynch, an employee of NTIC since 1995, has been President since July 2005 and Chief Executive Officer since January 2006 and was appointed a director of NTIC in February 2004.  Mr. Lynch served as President of North American Operations of NTIC from May 2004 to July 2005.  Prior to May 2004, Mr. Lynch held various positions with NTIC, including Vice President of Strategic Planning, Corporate Secretary and Project Manager.  Mr. Lynch is also an officer and director of Inter Alia Holding Company, which is a significant stockholder of NTIC.  Prior to joining NTIC, Mr. Lynch held positions in sales management for Fuji Electric Co., Ltd. in Tokyo, Japan, and programming project management for BMW AG in Munich, Germany.  Mr. Lynch received an M.B.A. degree from the University of Michigan Ross School of Business.  We believe Mr. Lynch’s qualifications to sit on the Board of Directors include his depth of knowledge of our company and its day-to-day operations in light of his position as chief executive officer of NTIC, as well as his affiliation with a significant stockholder of NTIC, which the Board of Directors believes generally helps align management’s interests with those of our stockholders.

Ramani Narayan, Ph.D. has been a director of NTIC since November 2004. He is a Distinguished Professor at Michigan State University in the Department of Chemical Engineering & Materials Science, where he has 105 refereed publications in leading journals to his credit, 18 patents, edited three books and one expert dossier in the area of bio-based polymeric materials.  His research encompasses design and engineering of sustainable, biobased products, biodegradable plastics and polymers, biofiber reinforced composites, reactive extrusion polymerization and processing, studies in plastic end-of-life options like biodegradation and composting.  He conducts carbon footprint calculations for plastics and products.  He also performs LCA (Life Cycle Assessment) for reporting a product’s environmental footprint.  He serves as Scientific Chair and board member of the Biodegradable Products Institute (BPI), North America. He serves on the Technical Advisory Board of Tate & Lyle.  He served on the Board of Directors of ASTM International, an international standards setting organization and currently chairs the committee on Environmentally Degradable Plastics and Biobased Products (D20.96) and the Plastics Terminology Committee D20.92.  He is also the technical expert for the United States on ISO (International Standards Organization) TC 61 on Plastics – specifically for Terminology, and Biodegradable Plastics.  He has won numerous awards, including the Named MSU University Distinguished Professor in 2007; the Governors University Award for commercialization excellence; Michigan State University Distinguished Faculty Award, 2006, 2005 Withrow Distinguished Scholar award,  Fulbright Distinguished Lectureship Chair in Science & Technology Management & Commercialization (University of Lisbon; Portugal); First recipient of the William N. Findley Award, The James Hammer Memorial Lifetime Achievement Award, and Research and Commercialization Award sponsored by ICI Americas, Inc. & the National Corn Growers Association.  We believe Dr. Narayan’s qualifications to sit on the Board of Directors include his significant technical expertise in the bioplastics area which has been helpful to NTIC’s management in assessing and operating NTIC’s Natur-Tec® bioplastics business.

Richard J. Nigon has been a director of NTIC since February 2010 and non-executive Chairman of the Board since November 2012.  Mr. Nigon is the Senior Vice President of Cedar Point Capital, Inc., a private company that raises capital for early stage companies.  From February 2001 until May 2007, Mr. Nigon was a Director of Equity Corporate Finance for Miller Johnson Steichen Kinnard (“MJSK”), a privately held investment firm.  In December 2006, MJSK was acquired by Stifel Nicolaus and Mr. Nigon was a Managing Director of Private Placements at Stifel Nicolaus.  From February 2000 to February 2001, Mr. Nigon served as the Chief Financial Officer of Dantis, Inc., a web hosting company.  Prior to joining Dantis, Mr. Nigon was employed by Ernst & Young, LLP from 1970 to 2000, where he served as a partner from 1981 to 2000.  While at Ernst & Young, Mr. Nigon served as the Director of Ernst & Young’s Twin Cities Entrepreneurial Services Group and was the coordinating partner on several publicly-traded companies in the consumer retailing and manufacturing sectors.  Mr. Nigon also currently serves as President of NorthStar Education Finance, Inc., a non-profit organization formed to foster, aid, encourage and assist the pursuit of higher education.  In addition to NTIC, Mr. Nigon also serves on the board of directors of Vascular Solutions, Inc. and a number of privately-held companies and previously served on the board of directors of Virtual Radiologic Corporation.  Through his 30 years of service at Ernst & Young, LLP, Mr. Nigon brings to the Board of Directors, and in particular the Audit Committee, extensive public accounting and auditing experience.  The Board of Directors believes Mr. Nigon’s strong background in financial controls and reporting, financial management, financial analysis and Securities and Exchange Commission reporting requirements is critical to the Board’s oversight responsibilities.  In addition, Mr. Nigon’s strategic planning expertise and other experiences gained through his management and leadership roles at private investment firms that have invested in early stage companies, is helpful to the Board of Directors in assessing and operating NTIC’s newer businesses.

Konstantin von Falkenhausen has been a director of NTIC since November 2012.  Mr. von Falkenhausen is currently a Partner of B Capital Partners AG, an independent investment advisory boutique focused on infrastructure, public private partnerships and clean energy.  From February 2004 to March 2008, Mr. von Falkenhausen served as a Partner of capiton AG, a private equity firm.   From March 2003 to February 2004, he served as interim Chief Financial Officer of Neon Products GmbH, a privately held neon lighting company.  From May 1999 to February 2003, Mr. von Falkenhausen served as an investment manager of West Private Equity Ltd. and an investment director of its German affiliate West Private Capital GmbH.  Prior to May 1999, Mr. von Falkenhausen served in several positions with BankBoston Robertson Stephens International Ltd., an investment banking firm.  Mr. von Falkenhausen is a citizen of Germany.  He has a Masters degree in economics (lic. oec) from the University of Fribourg (Switzerland) and an MBA from the University of Chicago.  We believe Mr. von Falkenhausen’s qualifications to sit on the Board of Directors include his experience with several private investment and equity firms that have invested in early stage companies, which the Board of Directors believes is helpful in assessing and operating NTIC’s newer businesses, and his financial expertise, which the Board of Directors believes is be helpful in analyzing NTIC’s financial performance.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the election of all of the seven nominees named above.

If prior to the Annual Meeting, the Board of Directors should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the Board.  Alternatively, the proxies, at the Board’s discretion, may be voted for that fewer number of nominees as results from the inability of any nominee to serve.  The Board of Directors has no reason to believe that any of the nominees will be unable to serve.

PROPOSAL TWO – ADVISORY VOTE ON EXECUTIVE COMPENSATION
________________

Introduction

The Board of Directors is providing stockholders with an advisory vote on executive compensation pursuant to the Dodd-Frank Wall Street Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934.  This advisory vote, commonly known as a “say-on-pay” vote, is a non-binding vote on the compensation paid to our named executive officers as set forth in the “Executive Compensation” section of this proxy statement beginning on page 29. At the 2014 Annual Meeting of Stockholders held on January 23, 2014, over 97 percent of the votes cast by our stockholders were in favor of our say-on-pay vote. The Compensation Committee generally believes that such results affirmed stockholder support of our approach to executive compensation.

Our executive compensation program is generally designed to attract, retain, motivate and reward highly qualified and talented executive officers.   The underlying core principle of our executive compensation program is to link pay to performance and align the interests of our executives with those of our stockholders by providing compensation opportunities that are tied directly to the achievement of financial and other performance goals and long-term stock price performance.  The “Executive Compensation” section of this proxy statement, which begins on page 29, describes our executive compensation program and the executive compensation decisions made by the Compensation Committee and Board of Directors in fiscal 2014 in more detail. Important considerations include:

•
A significant portion of the compensation paid or awarded to our named executive officers in fiscal 2014 was “performance-based” or “at-risk” compensation that is tied directly to the achievement of financial and other performance goals or long-term stock price performance.

•
Equity-based compensation granted to our named executive officers is in the form of stock options that are subject to three-year vesting and aligns the long-term interests of our executives with the long-term interests of our stockholders.

•	Our executive officers receive only modest perquisites and have modest severance and change in control arrangements.

•	We do not provide any tax “gross-up” payments.

We believe that our executive compensation program and related decisions have appropriately incentivized the achievement of financial goals and produced financial results that have benefited our Company and our stockholders. For example:

•	Our fiscal 2014 total net sales were $26,826,108, an increase of 19.2% over fiscal 2013; and

•	Our net income attributable to NTIC increased 22.0%, to $4,106,374 or $0.90 per diluted common share, for fiscal 2014 compared to $3,366,894, or $0.75 per diluted common share, for fiscal 2013.

Accordingly, the Board of Directors recommends that our stockholders vote in favor of the say-on-pay vote as set forth in the following resolution:

RESOLVED, that our stockholders approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed in this proxy statement.

Stockholders are not ultimately voting to approve or disapprove the recommendation of the Board of Directors. As this is an advisory vote, the outcome of the vote is not binding on us with respect to future executive compensation decisions, including those relating to our named executive officers, or otherwise. The Compensation Committee and Board of Directors expect to take into account the outcome of this advisory vote when considering future executive compensation decisions.

In accordance with the result of the advisory vote on the frequency of the say-on-pay vote, which was conducted at our 2014 Annual Meeting of Stockholders, the Board of Directors has determined that we will conduct an executive compensation advisory vote on an annual basis. Accordingly, the next say-on-pay vote will occur in 2016 in connection with our 2016 Annual Meeting of Stockholders.  We anticipate that the next say-on-frequency vote will occur at our 2020 Annual Meeting of Stockholders.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR approval, on an advisory basis, of the compensation paid to our named executive officers, as disclosed in this proxy statement.

PROPOSAL THREE — RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
_________________

Selection of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has selected Baker Tilly Virchow Krause, LLP to serve as our independent registered public accounting firm for the fiscal year ending August 31, 2015.  Although it is not required to do so, the Board of Directors is asking our stockholders to ratify the Audit Committee’s selection of Baker Tilly Virchow Krause, LLP.  If our stockholders do not ratify the selection of Baker Tilly Virchow Krause, LLP, another independent registered public accounting firm will be considered by the Audit Committee.  Even if the selection is ratified by our stockholders, the Audit Committee in its discretion may change the appointment at any time during the year, if it determines that such a change would be in the best interests of NTIC and our stockholders.  Representatives of Baker Tilly Virchow Krause, LLP will be present at the Annual Meeting to respond to appropriate questions.  They also will have the opportunity to make a statement if they wish to do so.

Audit, Audit-Related, Tax and Other Fees

The following table presents the aggregate fees billed to us by Baker Tilly Virchow Krause, LLP for the fiscal years ended August 31, 2014 and August 31, 2013.

Aggregate Amount Billed by Baker Tilly Virchow Krause, LLP ($)
	Fiscal 2014	Fiscal 2013
Audit Fees(1)	$313,543	$237,241
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
__________________________
(1)
These fees consisted of the audit of our annual financial statements by year, review of financial statements included in our quarterly reports on Form 10-Q and other services normally provided in connection with statutory and regulatory filings or engagements.

Audit Committee Pre-Approval Policies and Procedures

All services rendered by Baker Tilly Virchow Krause, LLP to NTIC were permissible under applicable laws and regulations and all services provided to NTIC, other than de minimis non-audit services allowed under applicable law, were approved in advance by the Audit Committee.  The Audit Committee has not adopted any formal pre-approval policies and procedures.

Board Recommendation

The Board of Directors unanimously recommends that stockholders vote FOR ratification of the selection of Baker Tilly Virchow Krause, LLP, as our independent registered public accounting firm for the fiscal year ending August 31, 2015.

STOCK OWNERSHIP
________________

Beneficial Ownership of Significant Stockholders and Management

The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of November 19, 2014, the record date for the Annual Meeting, for:

•	each person known by us to beneficially own more than five percent of the outstanding shares of our common stock;
•	each of our directors;
•	each of the executive officers named in the Summary Compensation Table included later in this proxy statement under the heading “Executive Compensation” and
•	all of our current directors and executive officers as a group.

Shares are deemed to be “beneficially owned” by a person if such person, directly or indirectly, has sole or shared power to vote or to direct the voting of such shares or sole or shared power to dispose or direct the disposition of such shares.  Except as otherwise indicated, we believe that each of the beneficial owners of our common stock listed below, based on information provided by these owners, has sole dispositive and voting power with respect to its shares, subject to community property laws where applicable.  Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person or group.

Name	Shares Subject to Options Immediately Exercisable or Exercisable Within 60 Days	Total Number of Shares of Common Stock Beneficially Owned	Percent of Total Voting Power
Stockholders Owning 5 Percent or More:
Inter Alia Holding Company(1)	0	601,668	13.3%
Directors and Named Executive Officers:
Barbara D. Colwell	3,000	3,500	*
Soo-Keong Koh	16,000	24,666	*
Sunggyu Lee, Ph.D.	16,000	16,000	*
G. Patrick Lynch(2)	17,572	656,292	14.5%
Ramani Narayan, Ph.D.	16,000	27,500	*
Richard J. Nigon	21,833	28,833	*
Konstantin von Falkenhausen	7,000	7,000	*
Matthew C. Wolsfeld	12,988	79,968	1.8%
Directors and executive officers as a group (eight persons)(3)	110,393	843,759	18.7%
_________________________
*      Represents beneficial ownership of less than one percent of our common stock.

(1)
According to a Schedule 13D/A filed with the Securities and Exchange Commission on December 2, 2011, Inter Alia Holding Company is an entity of which G. Patrick Lynch, our President and Chief Executive Officer, is a 25 percent stockholder.  G. Patrick Lynch shares equal voting and dispositive power over such shares with three other members of his family. Inter Alia Holding Company’s address is 23205 Mercantile Road, Beachwood, Ohio  44122.

(2)	Includes 601,668 shares held by Inter Alia Holding Company. See note (1) above. Mr. Lynch’s address is 4201 Woodland Road, Circle Pines, Minnesota 55014.

(3)	The amount beneficially owned by all current directors and executive officers as a group includes 601,668 shares held of record by Inter Alia Holding Company. See notes (1) and (2) above.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and all persons who beneficially own more than 10 percent of the outstanding shares of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock.  Executive officers, directors and greater than 10 percent beneficial owners are also required to furnish NTIC with copies of all Section 16(a) forms they file.  To our knowledge, based upon a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended August 31, 2014, none of our directors or executive officers or beneficial owners of greater than 10 percent of our common stock failed to file on a timely basis the forms required by Section 16 of the Exchange Act.

CORPORATE GOVERNANCE
________________

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines.  A copy of these Corporate Governance Guidelines can be found on the “Investor Relations—Corporate Governance” section of our corporate website www.ntic.com.  Among the topics addressed in our Corporate Governance Guidelines are:

•	Board size, composition and qualifications;
•	Selection of directors;
•	Board leadership;
•	Board committees;
•	Board and committee meetings;
•	Executive sessions of outside directors;
•	Meeting attendance by directors and non-directors;
•	Appropriate information and access;
•	Ability to retain advisors;
•	Conflicts of interest and director independence;
•	Board interaction with corporate constituencies;
•	Change of principal occupation and board memberships;
•	Retirement and term limits;
•	Retirement and resignation policy;
•	Board compensation;
•	Stock ownership by directors and executive officers;
•	Loans to directors and executive officers;
•	CEO evaluation;
•	Board and committee evaluation;
•	Director continuing education;
•	Succession planning; and
•	Communications with directors.

Board Leadership Structure

Under our Corporate Governance Guidelines, the office of Chairman of the Board and Chief Executive Officer may or may not be held by one person.  The Board of Directors believes it is best not to have a fixed policy on this issue and that it should be free to make this determination based on what it believes is best under the circumstances.  However, the Board of Directors strongly endorses the concept of an independent director being in a position of leadership.  Under our Corporate Governance Guidelines, if at any time the Chief Executive Officer and Chairman of the Board positions are held by the same person, the Board of Directors will elect an independent director as a lead independent director.

G. Patrick Lynch currently serves as our President and Chief Executive Officer and Richard J. Nigon serves as our non-executive Chairman of the Board.  Because the Chief Executive Officer and Chairman of the Board positions currently are not held by the same person, we do not have a lead independent director.  We currently believe this leadership structure is in the best interests of our company and our stockholders and strikes the appropriate balance between the Chief Executive Officer’s responsibility for the strategic direction, day-to-day-leadership and performance of our company and the Chairman’s responsibility to provide oversight of our company’s corporate governance and guidance to our Chief Executive Officer and to set the agenda for and preside over Board of Directors meetings.

At each regular Board of Directors meeting, our independent directors meet in executive session with no company management or non-independent directors present during a portion of the meeting.  After each such executive session, our Chairman of the Board provides our Chief Executive Officer with any actionable feedback from our independent directors.

Director Independence

The Board of Directors has affirmatively determined that five of NTIC’s current seven directors are “independent directors” under the Listing Rules of the NASDAQ Stock Market:  Barbara D. Colwell, Soo-Keong Koh, Sunggyu Lee, Ph.D., Richard J. Nigon and Konstantin von Falkenhausen.

In making these affirmative determinations that such individuals are “independent directors,” the Board of Directors reviewed and discussed information provided by the directors and by NTIC with regard to each director’s business and personal activities as they may relate to NTIC and NTIC’s management.

Board Meetings and Attendance

The Board of Directors met four times during the fiscal year ended August 31, 2014.  Each of the directors attended at least 75 percent of the aggregate of the total number of meetings of the Board and the total number of meetings held by all Board committees on which the director served.

Board Committees

The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, each of which has the composition and responsibilities described below.  The Board of Directors from time to time may establish other committees to facilitate the management of our company and may change the composition and responsibilities of our existing committees.  Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, which can be found on the “Investor Relations—Corporate Governance” section of our corporate website www.ntic.com.

The following table summarizes the current membership of each of our three Board committees.

Director	Audit	Compensation	Nominating and Corporate Governance
Barbara D. Colwell	√	—	√
Soo-Keong Koh	—	—	Chair
Sunggyu Lee, Ph.D.	—	√	—
G. Patrick Lynch	—	—	—
Ramani Narayan, Ph.D.	—	—	—
Richard J. Nigon	Chair	Chair	√
Konstantin von Falkenhausen	√	√	—

Audit Committee

Responsibilities.  The Audit Committee provides assistance to the Board of Directors in fulfilling its responsibilities for oversight, for quality and integrity of the accounting, auditing, reporting practices, systems of internal accounting and financial controls, the annual independent audit of our financial statements, and the legal compliance and ethics programs of NTIC as established by management.  The Audit Committee’s primary responsibilities include:

•	Overseeing our financial reporting process, internal control over financial reporting and disclosure controls and procedures on behalf of the Board of Directors;

•	Having sole authority to appoint, retain and oversee the work of our independent registered public accounting firm and establish the compensation to be paid to the firm;

•	Reviewing and pre-approving all audit services and permissible non-audit services to be provided to NTIC by our independent registered public accounting firm;

•
Establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and

•
Overseeing the establishment and administration of (including the grant of any waiver from) a written code of ethics applicable to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

The Audit Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.

Composition.  The current members of the Audit Committee are Ms. Colwell, Mr. Nigon and Mr. von Falkenhausen.  Mr. Nigon is the chair of the Audit Committee.

Each current member of the Audit Committee qualifies as “independent” for purposes of membership on audit committees pursuant to the Listing Rules of the NASDAQ Stock Market and the rules and regulations of the Securities and Exchange Commission and is “financially literate” as required by the Listing Rules of the NASDAQ Stock Market.  In addition, the Board of Directors has determined that Mr. Nigon qualifies as an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission and meets the qualifications of “financial sophistication” under the Listing Rules of the NASDAQ Stock Market as a result of his extensive financial background and various financial positions he has held throughout his career.  Stockholders should understand that these designations related to our Audit Committee members’ experience and understanding with respect to certain accounting and auditing matters do not impose upon any of them any duties, obligations or liabilities that are greater than those generally imposed on a member of the Audit Committee or of the Board of Directors.

Meetings.  The Audit Committee met four times during fiscal 2014, one time outside the presence of management and one time face to face with Baker Tilly Virchow Krause, LLP, our independent registered public accounting firm.

Audit Committee Report.  This report is furnished by the Audit Committee of the Board of Directors with respect to NTIC’s financial statements for the fiscal year ended August 31, 2014.

One of the purposes of the Audit Committee is to oversee NTIC’s accounting and financial reporting processes and the audit of NTIC’s annual financial statements. NTIC’s management is responsible for the preparation and presentation of complete and accurate financial statements.  NTIC’s independent registered public accounting firm, Baker Tilly Virchow Krause, LLP, is responsible for performing an independent audit of NTIC’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report on their audit.

In performing its oversight role, the Audit Committee has reviewed and discussed NTIC’s audited financial statements for the fiscal year ended August 31, 2014 with NTIC’s management.  Management represented to the Audit Committee that NTIC’s financial statements were prepared in accordance with generally accepted accounting principles.  The Audit Committee has discussed with Baker Tilly Virchow Krause, LLP, NTIC’s independent registered public accounting firm, the matters required to be discussed under Public Company Accounting Oversight Board standards.  The Audit Committee has received the written disclosures and the letter from Baker Tilly Virchow Krause, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the Baker Tilly Virchow Krause, LLP’s communications with the Audit Committee concerning independence.  The Audit Committee has discussed with Baker Tilly Virchow Krause, LLP its independence and concluded that the independent registered public accounting firm is independent from NTIC and NTIC’s management.

Based on the review and discussions of the Audit Committee described above, in reliance on the unqualified opinion of Baker Tilly Virchow Krause, LLP regarding NTIC’s audited financial statements, and subject to the limitations on the role and responsibilities of the Audit Committee discussed above and in the Audit Committee’s charter, the Audit Committee recommended to the Board of Directors that NTIC’s audited financial statements for the fiscal year ended August 31, 2014 be included in its Annual Report on Form 10-K for the fiscal year ended August 31, 2014 for filing with the Securities and Exchange Commission.

This report is dated as of November 3, 2014.

Audit Committee

Richard J. Nigon, Chair
Barbara D. Colwell
Konstantin von Falkenhausen

Other Information.  Additional information regarding the Audit Committee and our independent registered public accounting firm is disclosed under the “Proposal Three—Ratification of Selection of Independent Registered Public Accounting Firm” section of this proxy statement.

Compensation Committee

Responsibilities.  The Compensation Committee provides assistance to the Board of Directors in fulfilling its oversight responsibility relating to compensation of our chief executive officer and other executive officers and administers our equity compensation plans.  The Compensation Committee’s primary responsibilities include:

•
recommending to the Board of Directors for its determination, the annual salaries, incentive compensation, long-term compensation and any and all other compensation applicable to our executive officers;

•
establishing, and from time to time, reviewing and revising, corporate goals and objectives with respect to compensation for our executive officers and establishing and leading a process for the full Board of Directors to evaluate the performance of our executive officers in light of those goals and objectives;

•
administering our equity compensation plans and recommending to the Board of Directors for its determination grants of options or other equity-based awards for executive officers, employees and independent consultants under our equity compensation plans;

•	reviewing our policies with respect to employee benefit plans; and

•	establishing, and from time to time, reviewing and revising processes and procedures for the consideration and determination of executive compensation.

The Compensation Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities, and prior to doing so, assesses the independence of such experts and advisors from management.

Composition.  The current members of the Compensation Committee are Dr. Lee, Mr. Nigon and Mr. von Falkenhausen.  Mr. Nigon is the Chair of the Compensation Committee.  The Board of Directors has determined that each of the members of the Compensation Committee is considered an “independent director” under the Listing Rules of the NASDAQ Stock Market, a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, an “outside director” within the meaning of Section 162(m) under the Internal Revenue Code of 1986, as amended, and otherwise independent under the rules and regulations of the Securities and Exchange Commission.

Processes and Procedures for Consideration and Determination of Executive Compensation.  As described in more detail above under the heading “—Responsibilities,” the Board of Directors has delegated to the Compensation Committee the responsibility, among other things, to recommend to the Board of Directors any and all compensation payable to our executive officers, including annual salaries, incentive compensation and long-term incentive compensation, and to administer our equity and incentive compensation plans applicable to our executive officers.  Decisions regarding executive compensation made by the Compensation Committee are not considered final and are subject to final review and approval by the entire Board of Directors.  Under the terms of its formal written charter, the Compensation Committee has the power and authority, to the extent permitted by our Bylaws and applicable law, to delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee.  The Compensation Committee has not generally delegated any of its duties and responsibilities to subcommittees, but rather has taken such actions as a committee, as a whole.

Our President and Chief Executive Officer and our Chief Financial Officer assist the Compensation Committee in gathering compensation related data regarding our executive officers and making recommendations to the Compensation Committee regarding the form and amount of compensation to be paid to each executive officer.  In making final recommendations to the Board of Directors regarding compensation to be paid to our executive officers, the Compensation Committee considers the recommendations of our President and Chief Executive Officer and our Chief Financial Officer, but also considers other factors, such as its own views as to the form and amount of compensation to be paid, the achievement by the company of pre-established performance objectives, the general performance of the company and the individual officers, the performance of the company’s stock price and other factors that may be relevant.

Final deliberations and decisions by the Compensation Committee regarding its recommendations to the Board of Directors of the form and amount of compensation to be paid to our executive officers are made by the Compensation Committee, without the presence of any executive officer of our company.  In making final decisions regarding compensation to be paid to our executive officers, the Board of Directors considers the same factors and gives considerable weight to the recommendations of the Compensation Committee.

Meetings.  The Compensation Committee met three times during fiscal 2014.

Nominating and Corporate Governance Committee

Responsibilities.  The primary responsibilities of the Nominating and Corporate Governance Committee include:

•	identifying individuals qualified to become members of the Board of Directors;

•	recommending director nominees for each annual meeting of our stockholders and director nominees to fill any vacancies that may occur between meetings of stockholders;

•	being aware of best practices in corporate governance matters;

•	developing and overseeing an annual Board of Directors and Board committee evaluation process; and

•	establishing and leading a process for determination of the compensation applicable to the non-employee directors on the Board.

The Nominating and Corporate Governance Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.

Composition.  The current members of the Nominating and Corporate Governance Committee are Mr. Koh, Ms. Colwell and Mr. Nigon.  Mr. Koh is the chair of the Nominating and Corporate Governance Committee.  The Board of Directors has determined that each of the members of the Nominating and Corporate Governance Committee is considered an “independent director” under the Listing Rules of the NASDAQ Stock Market.

Processes and Procedures for Consideration and Determination of Director Compensation.  As mentioned above under the heading “—Responsibilities,” the Board of Directors has delegated to the Nominating and Corporate Governance Committee the responsibility, among other things, to review and make recommendations to the Board of Directors concerning compensation for non-employee members of the Board of Directors, including but not limited to retainers, meeting fees, committee chair and member retainers and equity compensation.  Decisions regarding director compensation made by the Nominating and Corporate Governance Committee are not considered final and are subject to final review and approval by the entire Board of Directors.  Under the terms of its formal written charter, the Nominating and Corporate Governance Committee has the power and authority, to the extent permitted by our Bylaws and applicable law, to delegate all or a portion of its duties and responsibilities to a subcommittee of the Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee has not generally delegated any of its duties and responsibilities to subcommittees, but rather has taken such actions as a committee, as a whole.

In making recommendations to the Board of Directors regarding compensation to be paid to our non-employee directors, the Nominating and Corporate Governance Committee considers fees and other compensation paid to directors of comparable public companies, the number of board and committee meetings that our directors are expected to attend, and other factors that may be relevant.  In making final decisions regarding non-employee director compensation, the Board of Directors considers the same factors and the recommendation of the Nominating and Corporate Governance Committee.

Meetings.  The Nominating and Corporate Governance Committee met once during fiscal 2014.

Director Nominations Process

Pursuant to a Director Nominations Process adopted by the Board of Directors, in selecting nominees for the Board of Directors, the Nominating and Corporate Governance Committee first determines whether the incumbent directors are qualified to serve, and wish to continue to serve, on the Board.  The Nominating and Corporate Governance Committee believes that NTIC and its stockholders benefit from the continued service of qualified incumbent directors because those directors have familiarity with and insight into NTIC’s affairs that they have accumulated during their tenure with the company.  Appropriate continuity of Board membership also contributes to the Board’s ability to work as a collective body.  Accordingly, it is the practice of the Nominating and Corporate Governance Committee, in general, to re-nominate an incumbent director if the director wishes to continue his or her service with the Board, the director continues to satisfy the criteria for membership on the Board that the Nominating and Corporate Governance Committee generally views as relevant and considers in deciding whether to re-nominate an incumbent director or nominate a new director, the Nominating and Corporate Governance Committee believes the director continues to make important contributions to the Board, and there are no special, countervailing considerations against re-nomination of the director.

Pursuant to a Director Nominations Process adopted by the Board of Directors, in identifying and evaluating new candidates for election to the Board, the Nominating and Corporate Governance Committee solicits recommendations for nominees from persons whom the Nominating and Corporate Governance Committee believes are likely to be familiar with qualified candidates having the qualifications, skills and characteristics required for Board nominees from time to time.  Such persons may include members of the Board of Directors and our senior management and advisors to our company.  In addition, from time to time, if appropriate, the Nominating and Corporate Governance Committee may engage a search firm to assist it in identifying and evaluating qualified candidates.

The Nominating and Corporate Governance Committee reviews and evaluates each candidate whom it believes merits serious consideration, taking into account available information concerning the candidate, any qualifications or criteria for Board membership established by the Nominating and Corporate Governance Committee, the existing composition of the Board, and other factors that it deems relevant.  In conducting its review and evaluation, the Nominating and Corporate Governance Committee solicits the views of our management, other Board members, and other individuals it believes may have insight into a candidate.  The Nominating and Corporate Governance Committee may designate one or more of its members and/or other Board members to interview any proposed candidate.

The Nominating and Corporate Governance Committee will consider recommendations for the nomination of directors submitted by our stockholders.  For more information, see the information set forth under the heading “Stockholder Proposals and Director Nominations for the 2016 Annual Meeting of Stockholders ─ Director Nominations for 2016 Annual Meeting.”  The Nominating and Corporate Governance Committee will evaluate candidates recommended by stockholders in the same manner as those recommended as stated above.

There are no formal requirements or minimum qualifications that a candidate must meet in order for the Nominating and Corporate Governance Committee to recommend the candidate to the Board.  The Nominating and Corporate Governance Committee believes that each nominee should be evaluated based on his or her merits as an individual, taking into account the needs of our company and the Board of Directors.  However, in evaluating candidates, there are a number of criteria that the Nominating and Corporate Governance Committee generally views as relevant and is likely to consider.  Some of these factors include whether the candidate is an “independent director” under the Listing Rules of the NASDAQ Stock Market and meets any other applicable independence tests under the federal securities laws and rules and regulations of the Securities and Exchange Commission; whether the candidate is “financially literate” and otherwise meets the requirements for serving as a member of an audit committee under the Listing Rules of the NASDAQ Stock Market; whether the candidate is “financially sophisticated” under the Listing Rules of the NASDAQ Stock Market and an “audit committee financial expert” under the federal securities laws and the rules and regulations of the Securities and Exchange Commission; the needs of our company with respect to the particular talents and experience of its directors; the personal and professional integrity and reputation of the candidate; the candidate’s level of education and business experience; the candidate’s broad-based business acumen; the candidate’s level of understanding of our business and its industry; the candidate’s ability and willingness to devote adequate time to work of the Board and its committees; the fit of the candidate’s skills and personality with those of other directors and potential directors in building a board that is effective, collegial and responsive to the needs of our company; whether the candidate possesses strategic thinking and a willingness to share ideas; the candidate’s diversity of experiences, expertise and background; and the candidate’s ability to represent the interests of all stockholders and not a particular interest group.

We do not have a formal stand-alone diversity policy in considering whether to recommend any director nominee, including candidates recommended by stockholders.  As discussed above, the Nominating and Corporate Governance Committee will consider the factors described above, including the candidate’s diversity of experiences, expertise and background.  The Nominating and Corporate Governance Committee seeks nominees with a broad diversity of experience, expertise and backgrounds.  The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees.  The Board of Directors believes that the backgrounds and qualifications of directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities.  While the Nominating and Corporate Governance Committee focuses on obtaining a diversity of experiences, expertise and background on the Board of Directors rather than a diversity of personal characteristics, it recognizes the desirability of racial, ethnic, gender, age and other personal diversity and considers it an additional benefit when a new director can also increase the personal diversity of the Board of Directors as a whole.  The Nominating and Corporate Governance Committee evaluates its effectiveness in achieving diversity in a broad sense on the Board of Directors through its annual review of Board member composition prior to recommending nominees for election each year.

Board Oversight of Risk

The Board of Directors as a whole has responsibility for risk oversight, with more in-depth reviews of certain areas of risk being conducted by the relevant Board committees that report on their deliberations to the full Board of Directors. The oversight responsibility of the Board and its committees is enabled by management reporting processes that are designed to provide information to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. The areas of risk that we focus on include operational, financial (accounting, credit, liquidity and tax), legal, compensation, competitive, health, safety, environmental, economic, political and reputational risks.

The standing committees of the Board of Directors oversee risks associated with their respective principal areas of focus. The Audit Committee’s role includes a particular focus on the qualitative aspects of financial reporting, on our processes for the management of business and financial risk, our financial reporting obligations and for compliance with significant applicable legal, ethical and regulatory requirements. The Audit Committee, along with management, is also responsible for developing and participating in a process for review of important financial and operating topics that present potential significant risk to our company.  The Compensation Committee is responsible for overseeing risks and exposures associated with our executive compensation programs and arrangements and management succession planning. The Nominating and Corporate Governance Committee oversees risks relating to our corporate governance matters, director compensation programs and director succession planning.

We recognize that a fundamental part of risk management is understanding not only the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the company. The involvement of the full Board of Directors each year in establishing our key corporate business strategies and annual fiscal budget is a key part of the Board’s assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for our company.

We believe our current Board leadership structure is appropriate and helps ensure proper risk oversight for our company for a number of reasons, including: (1) general risk oversight by the full Board of Directors in connection with its role in reviewing our key business strategies and monitoring on an on-going basis the implementation of our key business strategies; (2) more detailed oversight by our standing Board committees that are currently comprised of and chaired by our independent directors, and (3) the focus of our Chairman of the Board on allocating appropriate Board agenda time for discussion regarding the implementation of our key business strategies and specifically risk management.

Code of Ethics

The Board of Directors has adopted a Code of Ethics, which applies to all of our directors, executive officers, including our Chief Executive Officer and Chief Financial Officer, and other employees, and meets the requirements of the Securities and Exchange Commission and the NASDAQ Stock Market.  A copy of our Code of Ethics is available on the “Investor Relations—Corporate Governance” section of our corporate website www.ntic.com.

Anti-Hedging and Pledging Policy

The Board of Directors has adopted an insider trading policy, which applies to all of our directors, officers and employees.   The insider trading policy prohibits our directors and officers from engaging in hedging transactions, such as short sales, transactions in publicly traded options, such as puts, calls and other derivatives, and pledging our shares in any significant respect.

Policy Regarding Director Attendance at Annual Meetings of Stockholders

Although a regular Board of Directors meeting is generally held on the day of each annual meeting of stockholders, this meeting may be held by telephone.  It is the policy of the Board of Directors that if a regular Board of Directors meeting occurs on the day of the annual meeting of stockholders and if directors standing for re-election attend this Board of Directors meeting in person, such directors should attend our annual meeting of stockholders, if their schedules permit.  The only directors that attended the 2014 Annual Meeting of Stockholders were Mr. Nigon and Mr. Lynch.

Complaint Procedures

The Audit Committee has established procedures for the receipt, retention and treatment of complaints received by NTIC regarding accounting, internal accounting controls or auditing matters, and the submission by our employees, on a confidential and anonymous basis, of concerns regarding questionable accounting or auditing matters.  Our personnel with such concerns are encouraged to discuss their concerns with our outside legal counsel, who in turn will be responsible for informing the Audit Committee.

Process Regarding Stockholder Communications with Board of Directors

Stockholders may communicate with the Board or any one particular director by sending correspondence, addressed to NTIC’s Corporate Secretary, Northern Technologies International Corporation, 4201 Woodland Road, Circle Pines, MN 55014 with an instruction to forward the communication to the Board or one or more particular directors.  NTIC’s Corporate Secretary will promptly forward all such stockholder communications to the Board or the one or more particular directors, with the exception of any advertisements, solicitations for periodical or other subscriptions and other similar communications.

DIRECTOR COMPENSATION
________________

Summary of Cash and Other Compensation

The table set forth below provides summary information concerning the compensation of each individual who served as a director of our company during the fiscal year ended August 31, 2014, other than G. Patrick Lynch, our President and Chief Executive Officer, who was not compensated separately for serving on the Board of Directors during fiscal 2014.  His compensation during fiscal 2014 for serving as an executive officer of our company is set forth under the heading “Executive Compensation” included elsewhere in this proxy statement.

DIRECTOR COMPENSATION – FISCAL 2014

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	All Other Compensation ($)(3)	Total ($)
Pierre Chenu(4)	$6,750	$0	$0	$6,750
Barbara D. Colwell(5)	29,000	29,520	0	58,520
Soo-Keong Koh	22,000	34,000	0	56,000
Sunggyu Lee, Ph.D.	22,000	34,000	0	56,000
Ramani Narayan, Ph.D.	22,000	34,000	114,387	170,387
Richard J. Nigon	45,000	51,000	0	96,000
Konstantin von Falkenhausen	34,000	34,000	0	68,000
___________________
(1)
The amounts in this column do not reflect compensation actually received by the directors nor do they reflect the actual value that will be recognized by the directors.  Instead, the amounts reflect the grant date fair value for option grants made by us in fiscal 2014, as calculated in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718.

On September 1, 2013, each then current director, other than Mr. Lynch and Pierre Chenu, received a stock option to purchase 4,000 shares of our common stock at an exercise price of $14.70 per share granted under the Northern Technologies International Corporation Amended and Restated 2007 Stock Incentive Plan, the material terms of which are described in more detail under the heading “Executive Compensation—Stock Incentive Plan.”  These options vested in full on September 1, 2014 and will expire on August 31, 2023 or earlier in the case of a director whose service as a director is terminated prior to such date.  In addition, on September 1, 2013, Mr. Nigon received an additional stock option to purchase 2,000 shares of our common stock in consideration for his service as Chairman of the Board.  The terms of this stock option are identical to the other director stock options granted on that date.  See “—Non-Employee Director Compensation Program—Stock Options.”  The grant date fair value associated with these awards and as calculated in accordance with FASB ASC Topic 718 is determined based on our Black-Scholes option pricing model.  The grant date fair value per share for the options granted on September 1, 2013 was $8.50 and was determined using the following specific assumptions:  risk free interest rate: 1.4%; expected life: 10.0 years; expected volatility: 47.4%; and expected dividend yield: 0%.

On November 18, 2013, Ms. Colwell received a stock option to purchase 3,000 shares of our common stock in consideration for her service as a new director.  This option has an exercise price of $17.11 per share and was granted under the Northern Technologies International Corporation Amended and Restated 2007 Stock Incentive Plan.  This option vested in full on November 18, 2014 and will expire on November 17, 2023 or earlier in the event her service as a director is terminated prior to such date.  The grant date fair value associated with this award and as calculated in accordance with FASB ASC Topic 718 is determined based on our Black-Scholes option pricing model.  The grant date fair value per share for the option granted on November 18, 2013 was $9.84 and was determined using the following specific assumptions:  risk free interest rate: 1.32%; expected life: 10.0 years; expected volatility: 47.3%; and expected dividend yield: 0%.

(2)
The table below provides information regarding the aggregate number of options to purchase shares of our common stock outstanding at August 31, 2014 and held by each of the directors listed in the Director Compensation Table.  Note that because of the grant date, neither the Director Compensation Table nor the table below reflects option grants on September 1, 2014.  See “—Non-Employee Director Compensation Program—Stock Options.”

Name	Aggregate Number Of Securities Underlying Options	Exercisable/ Unexercisable	Exercise Price(s)	Expiration Date(s)
Pierre Chenu	18,000	18,000/0	$9.76 – 16.45	8/31/2015 – 1/23/2016
Barbara D. Colwell	3,000	0/3,000	17.11	11/17/2023
Soo-Keong Koh	16,000	12,000/4,000	9.76 – 16.45	8/31/2015 – 8/31/2023
Sunggyu Lee, Ph.D.	16,000	12,000/4,000	9.76 – 16.45	8/31/2015 – 8/31/2023
Ramani Narayan, Ph.D.	16,000	12,000/4,000	9.76 – 16.45	8/31/2015 – 8/31/2023
Richard J. Nigon	21,833	15,833/6,000	9.76 – 16.45	2/1/2015 – 8/31/2023
Konstantin von Falkenhausen	7,000	3,000/4,000	10.25 – 14.70	11/15/2022 – 8/31/2023

(3)
We do not provide perquisites or other personal benefits to our directors.  The amounts reflected for Dr. Narayan reflects consulting fees and royalties paid during the fiscal year ended August 31, 2014 as described in more detail below under the heading “—Consulting Arrangement.”

(4)	Mr. Chenu served as a director until January 23, 2014, the date of the 2014 Annual Meeting of Stockholders.

(5)	Ms. Colwell joined the Board of Directors commencing on November 18, 2013.

Non-Employee Director Compensation Program

Overview.  Our non-employee directors for purposes of our director compensation program currently consist of Barbara D. Colwell, Soo-Keong Koh, Sunggyu Lee, Ph.D., Ramani Narayan, Ph.D., Richard J. Nigon and Konstantin von Falkenhausen.  Pierre Chenu served as a non-employee director of NTIC during a portion of fiscal 2014 until the date of our 2014 Annual Meeting of Stockholders.

We use a combination of cash and long-term equity-based incentive compensation in the form of annual stock option grants to attract and retain qualified candidates to serve on the Board of Directors.  In setting non-employee director compensation, we follow the process and procedures described under the heading “Corporate Governance—Nominating and Corporate Governance Committee—Processes and Procedures for the Determination of Director Compensation.”

Cash Retainers and Meeting Fees.  Each of our non-employee directors receives annual cash retainers and meeting fees.  In November 2013, the annual cash retainer for a non-employee director was increased from $10,000 to $15,000.  The following table sets forth the current annual cash retainers paid to our non-employee directors:

Description	Annual Cash Retainer
Chairman of the Board	$15,000
Board Member (not including Chairman of the Board)	15,000
Audit Committee Chair	5,000
Audit Committee Member (not including Chair)	4,000

Each of our non-employee directors also receives $1,000 for each Board, Board committee and strategy review meeting attended.  No director, however, earns more than $1,000 per day in Board, Board committee and strategy review meeting fees.

Stock Options.  Each of our non-employee directors, other than a director who will not stand for re-election at the next annual meeting of stockholders, is automatically granted a ten-year non-qualified option to purchase 4,000 shares of our common stock on the first day of each fiscal year in consideration for his or her service as a director of NTIC and the Chairman of the Board is automatically granted an additional ten-year non-qualified option to purchase 2,000 shares of our common stock on the first day of each fiscal year in consideration for his services as Chairman.  In addition, each new non-employee director is automatically granted a ten-year non-qualified option to purchase a pro rata portion of 4,000 shares of our common stock calculated by dividing the number of months remaining in the fiscal year at the time of election or appointment by 12 on the date the director is first elected or appointed as a director of NTIC.  Each automatically granted option becomes exercisable, on a cumulative basis, on the one-year anniversary of the date of its grant.  The exercise price of such options is equal to the fair market value of a share of our common stock on the date of grant.

Under the terms of our stock incentive plan, unless otherwise provided in a separate agreement or modified in connection with the termination of a director’s service, if a director’s service with our company terminates for any reason, the unvested portion of options then held by the director will immediately terminate and the director’s right to exercise the then vested portion will:

•	immediately terminate if the director’s service relationship with our company terminated for “cause”;
•	continue for a period of 12 months if the director’s service relationship with our company terminates as a result of the director’s death, disability or retirement; or
•	continue for a period of three months if the director’s service relationship with our company terminates for any reason, other than for cause or upon the director’s death, disability or retirement.

In November 2013, the Board of Directors extended the post-termination exercise period for stock options held by Mr. Chenu to two years but no later than the expiration date of his options in light of his long and dedicated service to NTIC.

We refer you to note (1) to the Director Compensation Table for a summary of all option grants to our non-employee directors during the fiscal year ended August 31, 2014 and note (2) to the Director Compensation Table for a summary of all options to purchase shares of our common stock held by our non-employee directors as of August 31, 2014.

Reimbursement of Expenses.  All of our directors are reimbursed for travel expenses for attending meetings and other miscellaneous out-of-pocket expenses incurred in performing their Board functions.

Consulting Arrangement

We paid consulting fees to Bioplastic Polymers LLC which is owned by Ramani Narayan, Ph.D. in the aggregate amount of $100,000 and royalty fees in an aggregate amount of $14,387 during the fiscal year ended August 31, 2014 and $100,000 and royalty fees in an aggregate amount of $10,244 during the fiscal year ended August 31, 2013.  The consulting services rendered by Bioplastic Polymers LLC related to research and development associated with various new technologies.  The royalty fees were paid pursuant to an oral agreement pursuant to which we have agreed to pay Bioplastic Polymers LLC and Dr. Narayan in consideration of the transfer and assignment by Biopolymer Plastics LLC and Dr. Narayan of certain biodegradable polymer technology to us, an aggregate of three percent of the gross margin on any net sales of products incorporating the biodegradable polymer technology transferred to us by Bioplastic Polymers LLC and Dr. Narayan for a period of 10 years, provided that if a patent for or with respect to biodegradable polymer technology is issued before the expiration of such 10 year period, then until the expiration of such patent we will pay to Bioplastic Polymers LLC and Dr. Narayan an aggregate of three percent of the biodegradable polymer technology gross margin attributable to such patent.

Indemnification Agreements

We have entered into agreements with all of our directors under which we are required to indemnify them against expenses, judgments, penalties, fines, settlements and other amounts actually and reasonably incurred, including expenses of a derivative action, in connection with an actual or threatened proceeding if any of them may be made a party because he or she is or was one of our directors.  We will be obligated to pay these amounts only if the director acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to our best interests.  With respect to any criminal proceeding, we will be obligated to pay these amounts only if the director had no reasonable cause to believe his or her conduct was unlawful.  The indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification.

EXECUTIVE COMPENSATION
________________

Summary of Cash and Other Compensation

The table set forth below provides summary information concerning all compensation awarded to, earned by or paid to G. Patrick Lynch, our President and Chief Executive Officer who serves as our principal executive officer, and Matthew C. Wolsfeld, our Chief Financial Officer and Corporate Secretary who serves as our principal financial officer.  Mr. Lynch and Mr. Wolsfeld are the only two individuals who have been designated by our Board of Directors as “executive officers” of our company.  We refer to these individuals in this proxy statement as our “named executive officers” or “executives.”

SUMMARY COMPENSATION TABLE – FISCAL 2014

Name and Principal Position	Fiscal Year	Salary	Non-Equity Incentive Plan Compensation(1)	Option Awards(2)	All Other Compensation(3)	Total
G. Patrick Lynch	2014	$300,464	$267,362	$49,343	$12,161	$629,328
President and Chief Executive Officer	2013	278,208	152,716	106,977	11,911	549,812
Matthew C. Wolsfeld	2014	222,082	197,615	36,474	11,918	468,085
Chief Financial Officer and Corporate Secretary	2013	205,632	112,877	79,070	11,668	409,247
______________________
(1)
The amounts reflected in the column entitled “Non-Equity Incentive Plan Compensation” reflect the cash amount of bonus earned by each of the officers in consideration for their fiscal 2014 and 2013 performance, respectively, but paid to such officers during fiscal 2015 and 2014, respectively.  We refer you to the information under the heading “—Executive Compensation Program—Annual Incentive Compensation” for a discussion of the factors taken into consideration by the Board of Directors, upon recommendation of the Compensation Committee, in determining the amount of bonus paid to each named executive officer.

(2)
On September 1, 2013, each of the named executive officers was granted a stock option under the Northern Technologies International Corporation Amended and Restated 2007 Stock Incentive Plan.  We refer you to the information under the heading “—Executive Compensation Program—Long-Term Incentive Compensation” for a discussion of the option grants and their terms. The amounts reflected in the column entitled “Option Awards” for each officer represent the aggregate grant date fair value for the option awards, as computed in accordance with FASB ASC Topic 718.  The grant date fair value is determined based on a Black-Scholes option pricing model.  The grant date fair value per share for the options granted on September 1, 2013 was $8.50 and was determined using the following specific assumptions:  risk free interest rate: 1.4%; expected life: 10.0 years; expected volatility: 47.4%; and expected dividend yield: 0%.

(3)	The amounts shown in the column entitled “All Other Compensation” for fiscal 2014 include the following with respect to each named executive officer:

Name	401(k) Match	Personal Use of Auto
G. Patrick Lynch	$8,500	$3,411
Matthew C. Wolsfeld	8,500	3,168

Our Executive Compensation Program

Our executive compensation program for the fiscal year ended August 31, 2014 consisted of:

•	Base salary;
•	Annual incentive compensation;
•	Long-term equity-based incentive compensation, in the form of stock options; and
•	All other compensation.

Base Salary.  We provide a base salary for our named executive officers, which, unlike some of the other elements of our executive compensation program, is not subject to company or individual performance risk.  We recognize the need for most executives to receive at least a portion of their total compensation in the form of a guaranteed base salary that is paid in cash regularly throughout the year.

We initially fix base salaries for our executives at a level that we believe enable us to hire and retain them in a competitive environment and to reward satisfactory individual performance and a satisfactory level of contribution to our overall business objectives.  The Compensation Committee reviews base salaries for our named executive officers each year beginning in July and generally recommends to the Board of Directors any increases for the following fiscal year in July or August or as soon as practicable thereafter.  Regardless of when the final decision regarding base salaries for a fiscal year is made by the Board of Directors, any increases in base salaries are effective as of September 1 of that year, which depending upon the timing of the final decision could result in a retroactive payment to the executive shortly after the final decision is made.

The Compensation Committee’s recommendations to the Board of Directors regarding the base salaries of our named executive officers are based on a number of factors, including:  the executive’s level of responsibility, prior experience and base salary for the prior year, the skills and experiences required by the position, length of service with our company, past individual performance, cost of living increases and other considerations the Compensation Committee deems relevant.  The Compensation Committee also recognizes that in addition to the typical responsibilities and duties held by our executives, by virtue of their positions, our executives, due to the small number of our employees, often possess additional responsibilities and perform additional duties that would be typically delegated to others in most organizations with additional personnel and resources.

Annualized base salary rates for fiscal 2013 and fiscal 2014 for our named executive officers were as follows:
Name	Fiscal 2013	Fiscal 2014	% Change From Fiscal 2013
G. Patrick Lynch	$278,208	$300,464	8.0%
Matthew C. Wolsfeld	205,632	222,082	8.0%

Mr. Lynch’s base salary for fiscal 2015 is $324,502, and Mr. Wolsfeld’s base salary for fiscal 2015 is $239,849, representing base salary increases of eight percent over their respective base salaries for fiscal 2014.

Annual Incentive Compensation.  In addition to base compensation, we provide our named executive officers the opportunity to earn annual incentive compensation based on the achievement of certain company and individual related performance goals.  Our annual bonus program directly aligns the interests of our executive officers and stockholders by providing an incentive for the achievement of key corporate and individual performance measures that are critical to the success of our company and linking a significant portion of each executive officer’s annual compensation to the achievement of such measures.

Under the annual bonus plan for fiscal 2014, the total amount available under the bonus plan for all plan participants, including executives, as in past years, was a percent of NTIC’s earnings before interest, taxes and other income, as adjusted to take into account amounts to be paid under the bonus plan and certain other adjustments (Adjusted EBITOI).  For fiscal 2014, these other adjustments included amounts paid under NTIC’s sales and management bonus plan and profit sharing plan.  For each plan participant, 50 percent of the amount of their individual bonus payout was determined based upon their individual allocation percentage of the total amount available under the bonus plan and 50 percent of their individual payout was determined based upon their achievement of certain pre-established but more qualitative individual performance objectives.

A plan participant’s individual allocation percentage of the total amount available under the bonus plan was based on the number of plan participants, the individual’s annual base salary and the individual’s position and level of responsibility within the company.  Mr. Lynch’s individual allocation percentage for fiscal 2014 was 16.9 percent and Mr. Wolsfeld’s individual allocation percentage for fiscal 2014 was 12.5 percent.

Mr. Lynch’s individual performance objectives for fiscal 2014 related primarily to the improvement and maintenance of key joint venture relationships, the commercial launch of new ZERUST products, oversight of NTIC’s Zerust Brazil subsidiary, improvement and maintenance of investors relations and retention and improvement of key personnel.  Mr. Wolsfeld’s individual performance objectives for fiscal 2014 related primarily to financial oversight of the subsidiary in India, continued oversight of NTIC’s Zerust Brazil subsidiary, integration of NTIC’s ZERUST® Oil & Gas business operations into NTIC’s operations in Circle Pines and improvement and maintenance of investor relations.   In the case of both Mr. Lynch and Mr. Wolsfeld, the Compensation Committee determined each executive achieved his individual performance objectives at a 95 percent achievement level.

Mr. Lynch received a total bonus of $267,362 for fiscal 2014 and Mr. Wolsfeld received a total bonus of $197,615 for fiscal 2014.  The Board of Directors, upon recommendation of the Compensation Committee, determined to pay all bonuses in cash this year as opposed to a mix of cash and NTIC common stock in light of NTIC’s cash and cash equivalent balance which is higher than in past years and the implementation of a long-term incentive plan component to NTIC’s executive compensation, payable in annual NTIC stock option grants, as described in more detail below.

The structure and material terms of the annual bonus plan for fiscal 2015 are similar to the annual bonus plan for fiscal 2014.  As in past years, the payment of bonuses under the plan will be discretionary and may be paid to participants in cash and/or shares of NTIC common stock.

Long-Term Equity-Based Incentive Compensation.  In November 2012, NTIC adopted and began to implement a long-term equity-based incentive compensation component to its executive compensation program.  The long-term equity-based incentive compensation component consists of annual option grants to NTIC’s executives and certain other employees, which options vest on an annual basis over a three-year period.  The stock options are typically granted on the first business day of each fiscal year.

Accordingly, on September 1, 2013, NTIC granted Mr. Lynch an option to purchase 5,805 shares of common stock and Mr. Wolsfeld an option to purchase 4,291 shares of common stock.   On September 1, 2014, NTIC granted Mr. Lynch an option to purchase 5,244 shares of common stock and Mr. Wolsfeld an option to purchase 3,876 shares of common stock.   In determining the number of stock options to grant to our executives and other employees, the Board of Directors, upon recommendation of the Compensation Committee, considered the total amount of stock-based compensation expense budgeted for such options and divided that amount by the grant date fair value per share to obtain a total option pool.  Of the total option pool, the number of options to be granted to each executive and employee receiving options was then determined based on the individual’s base salary as a percentage of the total aggregate base salaries of all executive and employees receiving option grants.

The Compensation Committee’s primary objectives with respect to long-term equity-based incentive compensation are to align the interests of our executives with the long-term interests of our stockholders, promote stock ownership and create significant incentives for executive retention.  Long-term equity-based incentives are intended to comprise a significant portion of each executive’s compensation package, consistent with our executive compensation objective to align the interests of our executives with the interests of our stockholders.  For fiscal 2014, equity-based compensation comprised eight percent of the total compensation for Mr. Lynch and Mr. Wolsfeld, assuming grant date fair value for equity awards.  All equity-based compensation granted to our executives and other employees is granted under the Northern Technologies International Corporation Amended and Restated 2007 Stock Incentive Plan, which was approved by the Board of Directors and our stockholders.

The Compensation Committee uses stock options as opposed to other equity-based incentive awards since the Compensation Committee believes that options effectively incentivize employees to maximize company performance, as the value of awards is directly tied to an appreciation in the value of our common stock.  Stock options also provide an effective retention mechanism because of vesting provisions. An important objective of our long-term equity-based incentive program is to strengthen the relationship between the long-term value of our common stock and the potential financial gain for employees.  Stock options provide recipients with the opportunity to purchase our common stock at a price fixed on the grant date regardless of future market price.  As described above, the vesting of our stock options is time-based – over a three-year period.  Our policy is to grant options only with an exercise price equal to or more than the fair market value of our common stock on the grant date.  Under the terms of our incentive plan, fair market value is defined as the mean between the reported high and low sale prices of our common stock as of the grant date during the regular daily trading session, as reported on the NASDAQ Global Market.  Because stock options become valuable only if the share price increases above the exercise price and the option holder remains employed during the period required for the option to vest, they provide an incentive for an executive to remain employed.  In addition, stock options link a portion of an employee’s compensation to the interests of our stockholders by providing an incentive to achieve corporate goals and increase the market price of our common stock over the three-year vesting period.

Although we do not have any stock retention or ownership guidelines, the Board of Directors encourages our executives to have a financial stake in our company in order to align the interests of our stockholders and management.  We believe that stock options align the interests of our executives with the interests of our stockholders and long-term value creation and enable our executives to achieve meaningful equity ownership in our company.  Through the grant of stock options, we seek to align the long-term interests of our executives with the long-term interests of our stockholders by creating a strong and direct linkage between compensation and long-term stockholder return.  When our executives deliver returns to our stockholders, in the form of increases in our stock price or otherwise, stock options permit an increase in their compensation.  Under the term of our insider trading policy, our executives are prohibited from engaging in any hedging or significant pledging of their shares of our common stock.  We believe stock options also may enable us to attract, retain and motivate our executives by maintaining competitive levels of total compensation.

All Other Compensation.  It is generally our policy not to extend significant perquisites to our executives that are not available to our employees generally.  The only significant perquisite that we provide to our named executive officers is the personal use of a company owned vehicle.  Our executives also receive benefits, which are also received by our other employees, including participation in the Northern Technologies International Corporation 401(k) Plan and health, dental and life insurance benefits.  Under the 401(k) plan, all eligible participants, including our named executive officers, may voluntarily request that we reduce his or her pre-tax compensation by up to 10 percent (subject to certain special limitations) and contribute such amounts to a trust.  We typically contribute an amount equal to 50 percent of the first seven percent of the amount that each participant contributed under this plan.  We do not provide pension arrangements or post-retirement health coverage for our executives or employees.  We also do not provide any nonqualified defined contribution or other deferred compensation plans.

Outstanding Equity Awards at Fiscal Year End

The table set forth below provides information regarding stock options for each of our named executive officers that remained outstanding at August 31, 2014.  Note that because of the grant date, the table set forth below does not reflect option grants on September 1, 2014.  We did not have any equity incentive plan awards or stock awards outstanding at August 31, 2014.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END—FISCAL 2014

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price ($)	Option Expiration Date
G. Patrick Lynch	3,362	0		$10.25	11/15/2022
	3,362	3,363	(2)	10.25	11/15/2022
	2,775	5,550	(3)	10.25	11/15/2022
	0	5,805	(4)	14.70	08/31/2023

Matthew C. Wolsfeld	2,485	0		10.25	11/15/2022
	2,485	2,486	(2)	10.25	11/15/2022
	2,051	4,102	(3)	10.25	11/15/2022
	0	4,291	(4)	14.70	08/31/2023
___________________
(1)
All options described in this table were granted under the Northern Technologies International Corporation Amended and Restated 2007 Stock Incentive Plan.  Under the plan, upon the occurrence of a change in control, the unvested and unexercisable options will be accelerated and become fully vested and immediately exercisable as of the date of the change in control.  For more information, we refer you to the discussion below under the heading “—Stock Incentive Plan.”

(2)	These options vest over a two-year period, with one-half of the underlying shares vesting on each of November 16, 2013 and 2014 so long as the individual remains an employee of NTIC as of such date.

(3)
These options vest over a three-year period, with one-third of the underlying shares vesting on each of November 16, 2013, 2014 and 2015 so long as the individual remains an employee of NTIC as of such date.

(4)
These options vest over a three-year period, with one-third of the underlying shares vesting on each of September 1, 2014, 2015 and 2016 so long as the individual remains an employee of NTIC as of such date.

Stock Incentive Plan

We have only one stock incentive plan under which stock options are currently outstanding and future stock incentive awards may be granted – the Northern Technologies International Corporation Amended and Restated 2007 Stock Incentive Plan.  Under the terms of the 2007 plan, our named executive officers, in addition to other employees and individuals, are eligible to receive stock-based compensation awards, such as stock options, stock appreciation rights, restricted stock awards, stock bonuses and performance awards.  To date, only incentive and non-statutory stock options and stock bonuses have been granted under the plan.  The plan contains both an overall limit on the number of shares of our common stock that may be issued, as well as individual and other grant limits.

Incentive stock options must be granted with a per share exercise price equal to at least the fair market value of a share of our common stock on the date of grant.  For purposes of the plan, the fair market value of our common stock is the mean between the reported high and low sale price of our common stock, as reported by the NASDAQ Global Market.  We generally set the per share exercise price of all stock options granted under the plan at an amount equal to the fair market value of a share of our common stock on the date of grant.

Except in connection with certain specified changes in our corporate structure or shares, the Board of Directors or Compensation Committee may not, without prior approval of our stockholders, seek to effect any re-pricing of any previously granted, “underwater” option or stock appreciation right by amending or modifying the terms of the underwater option or stock appreciation right to lower the exercise price, cancelling the underwater option or stock appreciation right in exchange for cash, replacement options or stock appreciation rights having a lower exercise price, or other incentive awards, or repurchasing the underwater options or stock appreciation rights and granting new incentive awards under the plan.  For purposes of the plan, an option or stock appreciation right is deemed to be “underwater” at any time when the fair market value of our common stock is less than the exercise price.

We generally provide for the vesting of stock options in equal annual installments over a three-year period commencing on the one-year anniversary of the date of grant for employees and in full on the one-year anniversary of the date of grant for directors.  We generally provide for option terms of ten years.

Optionees may pay the exercise price of stock options in cash, except that the Compensation Committee may allow payment to be made (in whole or in part) by (1) using a broker-assisted cashless exercise procedure pursuant to which the optionee, upon exercise of an option, irrevocably instructs a broker or dealer to sell a sufficient number of shares of our common stock or loan a sufficient amount of money to pay all or a portion of the exercise price of the option and/or any related withholding tax obligations and remit such sums to us and directs us to deliver stock certificates to be issued upon such exercise directly to such broker or dealer; or (2) using a cashless exercise procedure pursuant to which the optionee surrenders to us shares of our common stock either underlying the option or that are otherwise held by the optionee.

Under the terms of the plan, unless otherwise provided in a separate agreement or amended in connection with an optionee’s termination of employment, if a named executive officer’s employment or service with our company terminates for any reason, the unvested portion of the options held by such officer will immediately terminate and the executive’s right to exercise the then vested portion of the options will:

•	immediately terminate if the executive’s employment or service relationship with our company terminated for “cause”;
•	continue for a period of 12 months if the executive’s employment or service relationship with our company terminates as a result of the executive’s death, disability or retirement; or
•	continue for a period of three months if the executive’s employment or service relationship with our company terminates for any reason, other than for cause or upon death, disability or retirement.

As set forth in the plan, the term “cause” is as defined in any employment or other agreement or policy applicable to the named executive officer or, if no such agreement or policy exists, means (i) dishonesty, fraud, misrepresentation, embezzlement or other act of dishonesty with respect to us or any subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the overall duties, or (iv) any material breach of any employment, service, confidentiality or non-compete agreement entered into with us or any subsidiary.

Under the terms of the plan, if a participant is determined by the committee to have taken any action that would constitute “cause” or an “adverse action” during or within one year after the termination of the participant’s employment or other service with our company, all rights of the participant under the plan and any agreements evidencing an award then held by the participant will terminate and be forfeited and the committee may require the participant to surrender and return to us any shares received, and/or to disgorge any profits or any other economic value made or realized by the participant in connection with any awards or any shares issued upon the exercise or vesting of any awards during or within one year after the termination of the participant’s employment or other service.  Additionally, as applicable, we may defer the exercise of any option or stock appreciation right for a period of up to six months after receipt of a participant’s written notice of exercise or the issuance of share certificates upon the vesting of any incentive award for a period of up to six months after the date of such vesting in order for the committee to make any determination as to the existence of cause or an adverse action.  An “adverse action” includes any of the following actions or conduct that the committee determines to be injurious, detrimental, prejudicial or adverse to our interests: (i) disclosing any confidential information of our company or any subsidiary to any person not authorized to receive it; (ii) engaging, directly or indirectly, in any commercial activity that in the judgment of the committee competes with our business or the business of any of our subsidiaries; or (iii) interfering with our relationships or the relationships of our subsidiaries and our and their respective employees, independent contractors, customers, prospective customers and vendors.

As described in more detail under the heading “—Post-Termination Severance and Change in Control Arrangements” if there is a change in control of our company, then, under the terms of agreements evidencing options granted to our named executive officers and other employees under the plan, all outstanding options will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the executive to whom such options have been granted remains in the employ or service of us or any of our subsidiaries.

Post-Termination Severance and Change in Control Arrangements

We have entered into employment agreements with G. Patrick Lynch, NTIC’s President and Chief Executive Officer, and Matthew C. Wolsfeld, NTIC’s Chief Financial Officer and Corporate Secretary.  Although each of the executive’s employment with our company remains “at will,” the employment agreements provide each of the executives certain severance benefits in the event the executive’s employment is terminated by us without “cause” or by the executive for “good reason” and the executive executes and does not revoke a separation agreement and a release of all claims.

If an executive’s employment is terminated by us without “cause” or by the executive for “good reason,” in addition to any accrued but unpaid salary and benefits through the date of termination, the executive will be entitled to a severance cash payment from us in an amount equal to two times (one and one-half times, in the case of Mr. Wolsfeld) the executive’s average total annual compensation for the two most recently completed fiscal years, plus a pro rata portion of the target bonus that the executive otherwise would have been eligible to receive under our bonus plan for the fiscal year during which the executive’s employment is terminated, with such pro rata portion based on the number of complete months during the fiscal year that the executive was employed with our company.  The severance payment will be paid in several installments in the form of salary continuation in accordance with our normal payroll practices over a 24-month period (18-month period, in the case of Mr. Wolsfeld).  If, however, the termination event occurs within 24 months after a change in control of our company, the severance payment will be paid in one lump sum.  If the executive is eligible for and timely elects continued coverage under our group medical plan, group dental plan and/or group vision plan pursuant to Section 4980B of the Internal Revenue Code of 1986, as amended (“COBRA”), for each of the first 18 months of the COBRA continuation period, we also will reimburse the executive in an amount equal to the difference between the amount the executive pays for such COBRA continuation coverage each month and the amount paid by a full-time active employee each month for the same level of coverage elected by the executive.  In addition, all outstanding and unvested options to purchase shares of our common stock and other stock incentive awards granted to the executive under our stock incentive plan will become immediately vested and exercisable.

Under the employment agreements, “cause” is defined as (i) the executive’s material breach of any of the executive’s obligations under the employment agreement, or the executive’s willful and continued failure or refusal to perform his duties, responsibilities and obligations as an executive officer of our company, for reasons other than the executive’s disability, to the satisfaction of the Board of Directors; (ii) the executive’s commission of an act of dishonesty, fraud, embezzlement, misappropriation, or intentional and deliberate injury or material breach of fiduciary duty, or material breach of the duty of loyalty related to or against us or our business, or any unlawful or criminal activity of a serious nature involving any felony, or conviction by a court of competent jurisdiction of, or pleading guilty or nolo contendere to, any felony or any crime involving moral turpitude; or (iii) the existence of any court order or settlement agreement prohibiting the executive’s continued employment with our company.  “Good reason” is defined as (i) a material diminution in the executive’s authority, duties or responsibilities; (ii) a material diminution in the executive’s annual base salary; (iii) a material change in the geographic location at which we require the executive to provide services, except for travel reasonably required in the performance of the executive’s responsibilities; or (iv) any action or inaction that constitutes a material breach by us of the employment agreement.  “Change in control” has the meaning assigned to such term in our stock incentive plan as in effect from time to time to the extent such change in control is a “change of control event” as defined under Code Section 409A and applicable Internal Revenue Service regulations.  Under the terms of our stock incentive plan, a “change in control” means:

•	the sale, lease, exchange or other transfer of all or substantially all of our assets to a corporation that is not controlled by us;
•	the approval by our stockholders of any plan or proposal for our liquidation or dissolution;
•	certain merger or business combination transactions;
•	more than 40 percent of our outstanding voting shares are acquired by any person or group of persons who did not own any shares of common stock on the effective date of the plan; and
•	certain changes in the composition of our Board of Directors.

If a change in control of our company had occurred on August 31, 2014, the number of options indicated in the table below held by each of our named executive officers would have been automatically accelerated and exercisable.  The estimated value of the automatic acceleration of the vesting of unvested stock options held by a named executive officer as of August 31, 2014 is also indicated in the table below and is based on the difference between: (i) the market price of the shares of our common stock underlying the unvested stock options held by such officer as of August 31, 2014 (based on the closing sale price of our common stock on August 31, 2014 — $20.71), and (ii) the exercise price of the options.

Executive Officer	Number of Unvested Options Subject to Automatic Acceleration	Estimated Value of Automatic Acceleration of Vesting
G. Patrick Lynch	14,718	$128,118
Matthew C. Wolsfeld	10,879	94,699

If the employment of our named executive officers was terminated as of August 31, 2014, they would have been entitled to the following compensation and benefits, depending upon the applicable triggering event:

		Triggering Event
Executive Officer	Type of Payment	Voluntary/ For Cause Termination	Involuntary Termination without Cause	Qualifying Change in Control Termination	Death	Disability
G. Patrick Lynch	Cash severance(1)	$0	$998,750	$998,750	$0	$0
	Benefits continuation(2)	0	24,971	24,971	0	0
	Equity acceleration(3)	0	128,118	128,118	0	0
	Total:	$0	$1,151,839	$1,151,839	$0	$0

Matthew C. Wolsfeld	Cash severance(1)	$0	$553,665	$553,665	$0	$0
	Benefits continuation(2)	0	22,627	22,627	0	0
	Equity acceleration(3)	0	94,699	94,699	0	0
	Total:	$0	$670,991	$670,991	$0	$0
___________________
(1)
Includes the value of two times (one and one-half times, in the case of Mr. Wolsfeld) the executive’s average total annual compensation for the two most recently completed fiscal years plus a pro rata portion of the target bonus that the executive otherwise would have been eligible to receive under our bonus plan for the fiscal year during which the executive’s employment is terminated, which in this case in light of the assumed termination date of August 31, 2014, the last day of the fiscal year, represents the value of the full target bonus for the entire year.

(2)	Includes the value of medical, dental and vision benefit continuation for each executive and their family for 18 months following the executive’s termination.

(3)	Includes the value of acceleration of all unvested shares that are subject to options, based on a closing sale price of $20.71 per share as of August 31, 2014.

Indemnification Agreements

We have entered into agreements with all of our executive officers under which we are required to indemnify them against expenses, judgments, penalties, fines, settlements and other amounts actually and reasonably incurred, including expenses of a derivative action, in connection with an actual or threatened proceeding if any of them may be made a party because he or she is or was one of our executive officers.  We will be obligated to pay these amounts only if the executive officer acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to our best interests.  With respect to any criminal proceeding, we will be obligated to pay these amounts only if the executive officer had no reasonable cause to believe his or her conduct was unlawful.  The indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification.

RELATED PERSON RELATIONSHIPS AND TRANSACTIONS
________________

Please see “Director Compensation” and “Executive Compensation” for information regarding a consulting arrangement we have with one of our current directors and the other compensation arrangements with our directors and executive officers.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR
2016 ANNUAL MEETING OF STOCKHOLDERS
________________

Stockholder Proposals for 2016 Annual Meeting

Stockholders who, in accordance with Rule 14a-8 under the Exchange Act, wish to present proposals for inclusion in the proxy materials relating to the 2016 Annual Meeting of Stockholders must submit their proposals so that they are received by us at our principal executive offices no later than the close of business on August 4, 2015, unless the date of the meeting is delayed by more than 30 calendar days.  The proposals must satisfy the requirements of the proxy rules promulgated by the Securities and Exchange Commission and as the rules of the Securities and Exchange Commission make clear, simply submitting a proposal does not guarantee that it will be included.

Any other stockholder proposals to be presented at the 2016 Annual Meeting of Stockholders (other than a matter brought pursuant to SEC Rule 14a-8) must be given in writing to our Corporate Secretary and must be delivered to or mailed and received at our principal executive offices, not less than 90 days nor more than 120 days prior to the anniversary date of the 2016 Annual Meeting of Stockholders; provided, however, that in the event that the 2016 Annual Meeting of Stockholders is not held within 30 days before or after such anniversary date, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs.  The proposal must contain specific information required by our Bylaws, a copy of which may be obtained by writing to our Corporate Secretary.  If a proposal is not timely and properly made in accordance with the procedures set forth in our Bylaws, it will be defective and may not be brought before the meeting.  If the proposal is nonetheless brought before the meeting and the Chairman of the meeting does not exercise the power and duty to declare the proposal defective, the persons named in the proxy may use their discretionary voting with respect to the proposal.

Director Nominations for 2016 Annual Meeting

In accordance with procedures set forth in our Bylaws, NTIC stockholders may propose nominees for election to the Board of Directors only after providing timely written notice to our Corporate Secretary.  To be timely, a stockholder’s notice to the Corporate Secretary must be delivered to or mailed and received at NTIC’s principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the annual meeting with respect to which such notice is to be tendered is not held within 30 days before or after such anniversary date, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure was made, whichever first occurs.  The notice must set forth, among other things:

•	the nominee’s name, age, business address, residence address and record address;

•	the nominee’s principal occupation or employment;

•	the class and number of shares of NTIC capital stock which are beneficially owned by the nominee;

•	signed consent to serve as a director of NTIC; and

•	any other information concerning the nominee required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of directors.

Submissions must be made by mail, courier or personal delivery.  E-mailed submissions will not be considered.  The Nominating and Corporate Governance Committee will consider only those stockholder recommendations whose submissions comply with the procedural requirements set forth in NTIC’s Bylaws.  The Nominating and Corporate Governance Committee will evaluate candidates recommended by stockholders in the same manner as those recommended by others.

COPIES OF FISCAL 2014 ANNUAL REPORT
________________

We have sent or made electronically available to each of our stockholders a copy of our annual report on Form 10-K (without exhibits) for the fiscal year ended August 31, 2014.  The exhibits to our Form 10-K are available by accessing the Securities and Exchange Commission’s EDGAR filing database at www.sec.gov.  We will furnish a copy of any exhibit to our Form 10-K upon receipt from any such person of a written request for such exhibits upon the payment of our reasonable expenses in furnishing the exhibits.  This request should be sent to:  Northern Technologies International Corporation, 4201 Woodland Road, Circle Pines, Minnesota 55014, Attention:  Stockholder Information.
_________________________

Your vote is important.  Whether or not you plan to attend the Annual Meeting in person, vote your shares of NTIC common stock by the Internet or telephone, or request a paper proxy card to sign, date and return by mail so that your shares may be voted.

By Order of the Board of Directors

Richard J. Nigon Chairman of the Board

December 3, 2014
Circle Pines, Minnesota

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION
4201 WOODLAND ROAD, P.O. BOX 69
CIRCLE PINES, MN 55014

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M78946-P56693 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION

The Board of Directors recommends you vote FOR all of the following nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Barbara D. Colwell
02) Soo-Keong Koh
03) Sunggyu Lee, Ph.D.
04) G. Patrick Lynch
05) Ramani Narayan, Ph.D.
06) Richard J. Nigon
07) Konstantin von Falkenhausen

The Board of Directors recommends you vote FOR the following proposals:

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Annual Report and Proxy Statement Document is available at www.proxyvote.com.

M78947-P56693

This Proxy is solicited by the Board of Directors

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION

Annual Meeting of Stockholders

January 15, 2015

The undersigned, having duly received the Notice of Annual Meeting of Stockholders and Proxy Statement, hereby appoints Richard J. Nigon, G. Patrick Lynch and Matthew C. Wolsfeld, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Northern Technologies International Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Northern Technologies International Corporation, a Delaware corporation, to be held at Northern Technologies International Corporation Headquarters, 4201 Woodland Road, Circle Pines, Minnesota 55014, beginning at 4:00 p.m., local time, on Thursday, January 15, 2015, for the purposes stated on the reverse side, and any adjournment or postponement thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR THE APPROVAL OF PROPOSALS 2 AND 3 AND IN THE DISCRETION OF THE PROXY HOLDER, ON OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side